Exhibit 32.1

CERTIFICATIONS REQUIRED BY SEC. 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kathleen Mason, the Chief Executive Officer of Tuesday Morning Corporation, hereby certify that:

1.                The annual report of Tuesday Morning Corporation for the period ended December 31, 2003 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.                The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation for the period covered by the report.

	By:	/s/ Kathleen Mason
Date: February 27, 2004		Chief Executive Officer

I, Loren K. Jensen, the Chief Financial Officer of Tuesday Morning Corporation, hereby certify that:

1.                The annual report of Tuesday Morning Corporation for the period ended December 31, 2003 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.                The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation for the period covered by the report.

	By:	/s/ Loren K. Jensen
Date: February 27, 2004		Executive Vice President and Chief Financial Officer